Exhibit 99.1

RadioShack Reports Financial Results for Period Ended May 3, 2014

FORT WORTH, Texas, June 10, 2014 -- RadioShack Corporation (NYSE: RSH) today reported results for the period ended May 3, 2014.

Joseph C. Magnacca, chief executive officer, said, “Overall, our first quarter performance was challenged by an industry-wide decline in consumer electronics and a soft mobility market which impacted traffic trends throughout the quarter. In particular, our mobility business was weak due to lackluster consumer interest in the current handset assortment and increased promotional activities across the industry including the wireless carriers. This resulted in disappointing sales and gross margin performance.”

“Even in this environment, we are making progress on our turnaround strategy. We are building the pipeline of new products that will bring differentiation and newness to our stores in the form of high-margin private brand and exclusive items, including those from new partnerships like Quirky and PCH.” Mr. Magnacca continued. “Our concept stores continue to drive strong sales growth, and we have begun to execute our 100-store remodel program to scale the successful components of our concept stores across our network.  We have continued to drive our new ‘Do It Together’ brand campaign, which highlights one of our greatest strengths, our store associates and the knowledge and solutions they provide to our customers every day.”

Mr. Magnacca concluded, “We are also successfully reducing our costs, with a particular focus on removing expenses that do not impact the customer experience, and have taken steps to lower our corporate headcount, leverage technology, and reduce discretionary expenses. Our entire team is focused on executing our vision, adapting to the environment, managing our balance sheet, and driving sustainable change.”

Note: All comparisons are versus the same period of the prior fiscal year unless otherwise noted.

13 WEEKS ENDED MAY 3, 2014, SUMMARY

●

Total net sales and operating revenues were $736.7 million, compared to $848.4 million last year. Comparable store sales were down 14% driven by traffic declines and soft performance in the mobility business.

●

Consolidated gross profit was $268.7 million, or 36.5% of net sales, compared with $340.9 million last year, or 40.2% of net sales.  The decline in gross profit and gross margin rate was primarily driven by aggressive price competition in our current postpaid and prepaid handset offerings.

●

Consolidated selling, general and administrative (SG&A) expenses were $335.9 million, or 45.6% of net sales, compared with $333.7 million last year, or 39.3% of net sales.  This represents a 6.3 percentage point increase as a percentage of net sales and operating revenues for the 13 weeks ended May 3, 2014, which was driven by declining sales volumes period over period.  The three months ended April 30, 2013, included a gain on the sale of a building of $2.4 million.

●

Operating loss for the first quarter was $81.0 million compared to operating loss of $10.3 million last year. On an adjusted basis, operating loss was $82.0 million excluding certain non-cash and one-time reserves on inventory and impairments of fixed assets.

●

Loss from continuing operations was $98.3 million, or $0.97 per diluted share, compared to a loss from continuing operations of $23.3 million last year. On an adjusted basis, loss from continuing operations was $99.3 million, which compares to an adjusted loss from continuing operations of $26.5 million last year.

●	The Company closed 22 stores in fiscal 2015 and expects to close up to 200 stores which will be selected based on location, area demographics, lease life and financial performance.

CASH, LIQUIDITY AND CAPITAL SPENDING

The Company ended the quarter with total liquidity of $423.7 million at May 3, 2014, including $61.8 million in cash and cash equivalents and $361.9 million of availability under the 2018 Credit Agreement. This availability is net of letters of credit totaling $67.8 million outstanding at May 3, 2014.  The Company's total debt was $614.5 million at May 3, 2014, which matures between 2018 and 2019. Subsequent to the end of the quarter, the Company drew on the 2018 Credit Facility for general corporate purposes. As of June 9th, we had outstanding borrowings of $35.0 million under the 2018 Credit Facility.  We expect to further utilize the 2018 Credit Facility during the remainder of the year.

 NEW FINANCIAL CALENDAR

As previously announced, the Company has aligned its fiscal year end to a traditional 52-week retail calendar, with the fiscal year ending on the Saturday closest to January 31st. This format is used by the majority of retailers today. We believe changing the Company's year end will benefit the investment community as it will allow for easier comparability between the Company and its peers. It will also allow the management team to more efficiently track and measure the Company's performance during the year.

As a result of this change, the Company we have a stub period between January 1, 2014, and February 1, 2014, that will be identified as Fiscal Year 2014 which will be reported separately in our Form 10-Q for the first quarter of Fiscal 2015. Fiscal Year 2015 will run from February 2, 2014, through January 31, 2015.

CONFERENCE CALL

RadioShack will host a live webcast of its investor conference call at 10 a.m. EDT today. The Internet broadcast may be accessed from the investor relations home page of the RadioShack corporate website at http://IR.RadioShackCorporation.com.

An archived replay of the conference call will be available in the investor relations section of the corporate website, radioshackcorporation.com. A telephone replay will be available beginning at approximately 1 p.m. EDT today and will remain available for two weeks. The telephone replay can be accessed by calling toll-free at (888) 286-8010, or via toll call at (617) 801-6888. The replay pass code is 24606988.

For more information about performance, refer to the RadioShack Corporation Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2014.

NON-GAAP DISCLOSURES

Adjusted gross profit, adjusted operating loss and adjusted loss from continuing operations have each been adjusted to exclude specifically identified certain items in the reconciliation of non-GAAP financial measures. We believe that providing comparisons for these measures, adjusted for the items shown in the accompanying reconciliations, provides useful information to the reader in assessing our operating performance. These non-GAAP measures are used by management to evaluate the operating performance of the business for comparable periods; however, they are not intended to replace the comparable GAAP measures.

Reconciliations of these non-GAAP measures to comparable measures calculated in accordance with GAAP are provided in the accompanying schedules.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views and projections regarding economic conditions, the retail industry environment and Company performance. These statements can be identified by the fact that they include words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook” and other words with similar meaning. We specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements. These statements involve a number of risks and uncertainties that could cause our actual results to differ materially from the results discussed in our forward-looking statements. Factors that could cause our actual results to differ materially from the results discussed in our forward-looking statements include, but are not limited to, our ability to execute and the effectiveness of our initiatives, including our strategic turnaround plan and our proposed store closure program; the underperformance or loss of certain of our important vendors, such as our wireless carrier providers, or breaches by them of our agreements with them; difficulties associated with our transition to an outsourced arrangement for the production of products we previously manufactured at our Chinese manufacturing plant; an adverse impact on our sales or profitability due to our transition to such an outsourced arrangement; an adverse impact on our sales or profitability due to changes wireless carrier providers make to their customer credit requirements, frequency of upgrade eligibility, or other operational matters, and the timing, completeness, and accuracy of information we receive about such changes; a decline in our gross margin due to customer demand for lower margin mobile devices, such as smartphones and tablets; overall sales performance; economic conditions; product demand; expense levels; competitive activity; interest rates; changes in the Company’s financial condition; availability of products and services and other risks associated with the Company’s vendors and service providers; the regulatory environment; and other factors affecting the retail category in general. Additional information regarding these and other factors is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended Dec. 31, 2013.

ABOUT RADIOSHACK CORPORATION

RadioShack (NYSE: RSH) is a leading national retailer of innovative mobile technology products and services, as well as products related to personal and home technology and power supply needs. RadioShack®  offers consumers a targeted assortment of wireless phones and other electronic products and services from leading national brands, exclusive private brands and major wireless carriers, all within a comfortable and convenient shopping environment. RadioShack employs approximately 27,500 knowledgeable and helpful sales experts globally. RadioShack’s retail network includes approximately 4,250 company-operated stores in the United States, 258 company-operated stores in Mexico, and approximately 912 dealer and other outlets worldwide. For more information on RadioShack Corporation, please visit www.radioshackcorporation.com; to purchase items online, please visit www.radioshack.com. RadioShack® is a registered trademark licensed by RadioShack Corporation.

Analyst and Investor Contact:	News Media Contact:
Bruce Bishop	Media Relations
(817) 415-3400	(817) 415-3300
Bruce.Bishop@RadioShack.com	Media.Relations@RadioShack.com

RADIOSHACK CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (unaudited)

	13 Weeks Ended	Three Months Ended	Transition Period Ended
	May 3,	April 30,	February 1,
(In millions, except per share amounts)	2014	2013	2014
Net sales and operating revenues	$736.7	$848.4	$227.0
Cost of products sold (includes depreciation amounts of $2.5 million,
$2.3 million, and $0.8 million, respectively)	468.0	507.5	139.2
Gross profit	268.7	340.9	87.8

Operating expenses:
Selling, general and administrative	335.9	333.7	115.9
Depreciation and amortization	13.0	16.1	4.3
Impairment of long-lived assets	0.8	1.4	0.5
Total operating expenses	349.7	351.2	120.7

Operating loss	(81.0)	(10.3)	(32.9)

Interest income	0.7	0.4	0.1
Interest expense	(16.6)	(14.7)	(6.0)
Other loss	--	(0.3)	--

Loss from continuing operations before income taxes	(96.9)	(24.9)	(38.8)
Income tax expense (benefit)	1.4	(1.6)	(1.1)

Loss from continuing operations	(98.3)	(23.3)	(37.7)
Discontinued operations, net of income taxes	--	(4.7)	--

Net loss	$(98.3)	$(28.0)	$(37.7)

Basic and diluted net loss per share:
Loss per share from continuing operations	$(0.97)	$(0.23)	$(0.37)
Loss per share from discontinued operations	--	(0.05)	--
Net loss per share	$(0.97)	$(0.28)	$(0.37)

Shares used in computing net loss per share:

Basic and diluted	101.3	100.5	101.1

Comprehensive loss	$(97.7)	$(23.7)	$(38.4)

RADIOSHACK CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (unaudited)

	May 3,	February 1,	December 31,
(In millions, except share amounts)	2014	2014	2013
Assets
Current assets:
Cash and cash equivalents	$61.8	$109.6	$179.8
Accounts and notes receivable, net	163.0	154.1	211.9
Inventories	791.7	807.8	802.3
Other current assets	58.2	80.1	139.0
Total current assets	1,074.7	1,151.6	1,333.0

Property, plant and equipment, net	180.6	186.3	187.2
Other assets, net	70.8	72.7	71.0
Total assets	$1,326.1	$1,410.6	$1,591.2

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$1.1	$1.1	$1.1
Accounts payable	242.4	234.7	376.4
Accrued expenses and other current liabilities	212.1	206.4	207.1
Total current liabilities	455.6	442.2	584.6

Long-term debt, excluding current maturities	613.4	613.0	613.0
Other non-current liabilities	184.5	186.7	187.2
Total liabilities	1,253.5	1,241.9	1,384.8

Commitments and contingencies (See Note 8)

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized:
Series A junior participating, 300,000 shares designated and none issued	--	--	--
Common stock, $1 par value, 650,000,000 shares authorized;
146,033,000 shares issued	146.0	146.0	146.0
Additional paid-in capital	117.0	122.9	123.6
Retained earnings	824.7	923.0	960.6
Treasury stock, at cost; 45,428,000, 45,686,000,
and 45,735,000 shares, respectively	(1,008.9)	(1,016.4)	(1,017.7)
Accumulated other comprehensive loss	(6.2)	(6.8)	(6.1)
Total stockholders’ equity	72.6	168.7	206.4
Total liabilities and stockholders’ equity	$1,326.1	$1,410.6	$1,591.2

RADIOSHACK CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

	13 Weeks Ended	Three Months Ended	Transition Period Ended
	May 3,	April 30,	February 1,
(In millions)	2014	2013	2014
Cash flows from operating activities:
Net loss	$(98.3)	$(28.0)	$(37.7)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	15.5	19.2	5.1
Deferred income taxes	--	(0.1)	--
Amortization of discounts on long-term debt	0.5	3.2	0.2
Impairment of long-lived assets	0.8	1.4	0.5
Stock-based compensation	1.9	2.4	0.5
Provision for credit losses and bad debts	0.5	--	--
Other non-cash items	2.5	0.7	0.2
Changes in assets and liabilities:
Accounts and notes receivable	(8.4)	96.3	57.7
Inventories	16.6	(14.7)	(6.0)
Other current assets	18.7	1.3	2.2
Accounts payable	7.4	17.6	(141.2)
Accrued expenses and other	6.1	(14.8)	(3.1)
Net change in liability for unrecognized tax benefits and accrued interest	0.8	(2.2)	0.4
Other	(2.4)	(5.4)	(0.6)
Net cash (used in) provided by operating activities	(37.8)	76.9	(121.8)

Cash flows from investing activities:
Additions to property, plant and equipment	(12.9)	(5.2)	(5.3)
Proceeds from sale of property, plant and equipment	--	6.3	--
Changes in restricted cash	2.9	(5.6)	56.9
Other investing activities	--	0.1	--
Net cash (used in) provided by investing activities	(10.0)	(4.4)	51.6

Cash flows from financing activities:
Principal amount of long-term debt repayments	--	(70.5)	--
Changes in cash overdrafts	--	(2.6)	--
Net cash used in financing activities	--	(73.1)	--

Net decrease in cash and cash equivalents	(47.8)	(0.6)	(70.2)
Cash and cash equivalents, beginning of period	109.6	403.2	179.8
Cash and cash equivalents, end of period	$61.8	$402.6	$109.6

RADIOSHACK CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

Adjusted Loss from Continuing Operations and Adjusted Diluted Loss Per Share from Continuing Operations

Gross Profit, Operating Loss and Loss from Continuing Operations, Excluding Certain Items

	13 Weeks Ended		Three Months Ended
	May 3, 2014		April 30, 2013		Increase
(In millions, except per share amounts)	Amount	% of Sales	Amount	% of Sales	(Decrease)

Net sales and operating revenues	$736.7		$848.4		$ (111.7)

Gross profit	$268.7	36.5%	$340.9	40.2%	$ (72.2)
Adjustment of inventory reserves related to store closure program	(4.1)		--

Gross profit, excluding certain items	$264.6	35.9%	$340.9	40.2%	$ (76.3)

Operating loss	$(81.0)	(11.0%)	$(10.3)	(1.2%)	$ (70.7)
Adjustment of inventory reserves related to store closure program	(4.1)		--
Store closure program costs	0.9		--
Write-off of certain software development costs	1.4		--
Gain on sale of building	--		(2.4)
Impairment of fixed assets	0.8		1.4

Operating loss, excluding certain items	$(82.0)	(11.1%)	$(11.3)	(1.3%)	$ (70.7)

Loss from continuing operations	$(98.3)	(13.3%)	$(23.3)	(2.7%)	$ (75.0)
Adjustment of inventory reserves related to store closure program	(4.1)		--
Store closure program costs	0.9		--
Write-off of certain software development costs	1.4		--
Gain on sale of building	--		(2.4)
Impairment of fixed assets	0.8		1.4
Extinguishment of debt	--		0.3

Total adjustments, before income taxes	(1.0)		(0.7)

(1) Income tax effect of adjustments	--		2.5

Net adjustments	(1.0)		(3.2)

Adjusted loss from continuing operations	$(99.3)	(13.5%)	$(26.5)	(3.1%)	$ (72.8)

Diluted loss per share from continuing operations:
As reported	$(0.97)		$(0.23)		$ (0.74)
Adjusted	$(0.98)		$(0.26)		$ (0.72)

Shares used in computing net loss per share	101.3		100.5

(1)  Zero tax effect of adjustments for the 13 weeks ended May 3, 2014, and the three months ended April 30, 2013.  The three months ended  April 30, 2013, includes tax benefits related to the settlement of certain state income tax matters of $2.5 million.

RADIOSHACK CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

Adjusted Loss from Continuing Operations and Adjusted Diluted Loss Per Share from Continuing Operations

Gross Profit, Operating Loss and Loss from Continuing Operations, Excluding Certain Items

	Transition Period Ended		Month Ended
	February 1, 2014		January 31, 2013		Increase
(In millions, except per share amounts)	Amount	% of Sales	Amount	% of Sales	(Decrease)

Net sales and operating revenues	$227.0		$259.6		$ (32.6)

Gross profit	$87.8	38.7%	$101.5	39.1%	$ (13.7)
Adjustment of inventory reserves related to store closure program	(1.1)		--

Gross profit, excluding certain items	$86.7	38.2%	$101.5	39.1%	$ (14.8)

Operating loss	$(32.9)	(14.5%)	$(18.0)	(6.9%)	$ (14.9)
Adjustment of inventory reserves related to store closure program	(1.1)		--
Settlement of dispute with non-merchandise vendor	--		(5.3)
Impairment of fixed assets	0.5		--

Operating loss, excluding certain items	$(33.5)	(14.8%)	$(23.3)	(9.0%)	$ (10.2)

Loss from continuing operations	$(37.7)	(16.6%)	$(23.8)	(9.2%)	$ (13.9)
Adjustment of inventory reserves related to store closure program	(1.1)		--
Settlement of dispute with non-merchandise vendor	--		(5.3)
Impairment of fixed assets	0.5		--

Total adjustments, before income taxes	(0.6)		(5.3)

(1) Income tax effect of adjustments	1.6		--

Net adjustments	(2.2)		(5.3)

Adjusted loss from continuing operations	$(39.9)	(17.6%)	$(29.1)	(11.2%)	$ (10.8)

Diluted loss per share from continuing operations:
As reported	$(0.37)		$(0.24)		$ (0.13)
Adjusted	$(0.39)		$(0.29)		$ (0.10)

Shares used in computing net loss per share	101.1		100.3

 (1)  Zero tax effect of adjustments for the period ended February 1, 2014, and the month ended January 31, 2013.  The period ended February 1, 2014, includes a  tax benefit related to a refund due for an overpayment of certain state income taxes of $1.6 million.